UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2017

General Motors Financial Company, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
801 Cherry Street, Suite 3500, Fort Worth, Texas 76102
(Address of principal executive offices, including Zip Code)
(817) 302-7000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On October 31, 2017, General Motors Financial Company, Inc. (“GM Financial”) completed the previously announced sale of certain of GM Financial’s European financial subsidiaries and branches (collectively, the “European Operations”) to Banque PSA Finance S.A. and BNP Paribas Personal Finance S.A. pursuant to the Master Agreement, dated as of March 5, 2017, between General Motors Holdings LLC and Peugeot S.A., as amended (the “Master Agreement”). The net consideration paid at closing for the European Operations was approximately $1.1 billion, subject to certain post-closing adjustments, based on 0.8 times their estimated book value at closing.
The European Operations were classified by GM Financial as discontinued operations as of June 30, 2017, and their operating results were removed from GM Financial's continuing operations and presented separately as discontinued operations, net of tax, in GM Financial's Consolidated Financial Statements, included in GM Financial's Quarterly Reports on Form 10-Q for the three months and six months ended June 30, 2017 and the three months and nine months ended September 30, 2017.

Item 8.01	Other Events.
GM Financial will distribute 50% of the net consideration paid at closing for the European Operations to General Motors Holdings LLC as a special dividend on or before November 6, 2017.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1
Master Agreement, dated as of March 5, 2017, between General Motors Holdings LLC and Peugeot S.A. (incorporated by reference to Exhibit 2.1 to GM Financial’s Quarterly Report on Form 10-Q filed April 28, 2017)

2.1.1	Amendment No. 3 to the Master Agreement between General Motors Holdings LLC and Peugeot S.A., dated as of October 30, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: November 1, 2017	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President and Chief Financial Officer